Loan No.:   9677186330/042                                           Lin # T563

Co-Borrowers:    Laser Pacific Media Corporation, and Pacific Video Inc.

                                            Discounted Loan Payoff Agreement
                                                   (the "Agreement")


Date:  December 2, 1998

To:              Pacific Video, Inc.
                 Laser Pacific Media Corporation
                 809 N. Cahuenga Blvd
                 Hollywood, CA  90038
                 Attn:  Mr. Robert McClain, CFO and Secretary

Dear Mr. McClain:

     The undersigned, Bank of America National Bank and Savings Association, successor by merger to Security Pacific National Bank (the "Bank"), on the one hand, and Laser Pacific Media Corporation, a Delaware corporation ("LPMC"), and Pacific Video, Inc., a Delaware corporation ("PVI") LPMC and PVI together, collectively (the "Co-Borrowers"), on the other, hereby agree to and give you notice of the following.

1.   Existing Loan. The Co-Borrowers  are the makers of that certain  promissory note in favor of the Bank (the "Note") secured by that certain deed of trust (the "Deed of Trust") as set forth in Exhibit A attached hereto, encumbering certain property (the "Subject Property"). The Note was subsequently modified pursuant to a Modification Agreement dated as of February 29, 1996. In connection with the Loan, PVI executed an Unsecured Environmental Indemnity ("PVI Unsecured Indemnity").
2. Discounted Payoff Amount. The Co-Borrowers hereby agree to pay the Bank the amount of $1,000,000.00 (the "Discounted Payoff Amount") plus accrued interest on the then outstanding balance. The Bank agrees to accept the same in full satisfaction of the Co-Borrowers' obligations under the Note, provided that each of the conditions set forth in paragraph 3 below is satisfied on or before December 4, 1998 (the "Discounted Loan Payoff Deadline").
3. Conditions. As a condition of the Bank accepting the discounted amount set forth above, the Co-Borrowers shall deliver to the Bank the following:

          (a) a duly executed original of this Agreement,
          (b) the sum of $1,000,000.00, by wire transfer of funds. (See Exhibit B for wiring instructions), plus accrued interest of $342.89 per diem.
          (c) A duly executed Release in the form set forth in Exhibit C hereto.
          (d) A duly executed Reaffirmation of Environmental Indemnity set forth as Exhibit D.
          (e) No event of default exists under the Note, and,
          (f) This Agreement shall terminate and be not of further force or effect at the end of business date on the Discounted Note Payoff Deadline.

4. Satisfaction of Note. If the conditions set forth in paragraph 3 above are fully and timely satisfied, then the Bank will cause its Trustee to issue a Full Deed of Reconveyance. The Full Deed of Reconveyance will be forwarded (via Airborne Express) within 14 days to Mr. Robert McClain to the above address for recording in the County in which the subject property is located. Additionally, we will include the original (or certified copy) Note stamped "Satisfied". The Co-Borrowers' obligations under the Note shall thereafter be deemed satisfied.
5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.
6. Confidentiality. Each of the parties hereto and their respective attorneys agrees to keep the terms of this Agreement confidential, and not to disclose the same to any other parties except to the extent necessary to implement the terms of this Agreement or as may be required by the state or federal law, or by an other rule or regulation to which the parties are subject, or as may otherwise be agreed to by both parties in writing.

7.   Arbitration

          (a) Any controversy or claim between the Co-Borrowers and Bank, including but not limited to those arising out of or relating or incidental to this Agreement or any agreements or instruments relating hereto or delivered in conjunction herewith, whether in contract or tort, shall at the request of any party be determined by arbitration, which shall be held in Los Angeles, California. The arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and, to the extent not inconsistent therewith and notwithstanding any choice of law provision in the Agreement, in accordance with United States Arbitration Code (Title 9, U.S. Code). The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. Judgement upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any party contests such action for judicial relief. This Section 7 shall not limit the right of either party to this Agreement to exercise self-help remedies such as setoff or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.
          (b) Without limiting the generality of the preceding Section 7(a), each of the parties agrees that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement by the Co-Borrowers, and agrees that in addition to all other remedies, the arbitrator may award specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach.
          (c) Where the arbitrator determines that there is a prevailing party in the arbitration, the arbitrator shall assess against the non-prevailing party all expenses of the arbitration as well as other reasonable out-of-pocket-expenses of the prevailing party.

          In witness whereof, the parties hereto have executed this agreement as of the date first above written.
                                   CO-BORROWERS:

                                   LASER-PACIFIC MEDIA CORPORATION,
                                   A Delaware corporation

                                   By: /s/ Robert McClain
                                   Name: Robert McClain
                                   Title:  Chief Financial Officer and Secretary

                                   PACIFIC VIDEO, INC.
                                   A Delaware corporation

                                   By: /s/ Robert McClain
                                   Name: Robert McClain
                                   Title:  Chief Financial Officer and Secretary

                                   BANK:

                                   BANK OF AMERICA NATIONAL
                                   TRUST AND SAVINGS ASSOCIATION,
                                   a national banking association

                                   By: /s/  Michelle Chen
                                   Name:  Michelle Chen
                                   Title:  Vice President

                                    EXHIBIT A

                       TO DISCOUNTED LOAN PAYOFF AGREEMENT

Loan           Date            Co-Borrowers       Original Principal                            Deed of Trust (Complete
No.                                               Amount of Note                                Info)
9677186330/042 05/12/89        LPMC & PVI         $2,100,000.00             Dated:              05/12/89
                                                                            Recorded:           06/06/89
                                                                            County:             Los Angeles
                                                                            State:              California
                                                                            Instrument          89-912702
                                                                            No.:
                                                                            Executed By:        PVI
                                                                            Trustee:            Equitable De

                                    Exhibit B

                       BANK OF AMERICA WIRING INSTRUCTIONS


                        Loan Accounting Department #1503
                      333 South Beaudry Avenue, 26th Floor
                              Los Angeles, CA 90017
                    Attention: Johnny McMillan (213) 345-7405
                                ABA # 121-000-358
                              Account # 15036-00457
                        Reference Loan #: 9677186330/042
                          Borrower: Pacific Video, Inc.

                                    EXHIBIT C


                                RELEASE AGREEMENT

          To induce Bank of America National Trust and Savings Association, a national banking association ("Bank"), to enter into that certain Discounted Loan Payoff Agreement, dated as of December 2, 1998- (the "Agreement"), and to satisfy one of the conditions precedent set forth in the Agreement, each of the undersigned (each a "Releasor"), on behalf of itself and each of its successors and assigns, does hereby forever release, discharge and acquit Bank, and its parent, subsidiary and affiliate corporations, and their officers, directors, shareholders, agents and employees, and their successors, heirs and assigns, and each of them (collectively and severally, "Releasees") of and from any and all liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omission, misfeasance, malfeasance, actions or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature description or character, and irrespective of how, why or by reason of what facts, whether heretofore, now existing or hereafter arising, or which could, might, or may be claimed to exist, or whatever kind or name, whether known or unknown, though fully set forth herein at length, which in any way arise out of, are connected with or relate to the Agreement and the transactions contemplated thereby, the Note, Deed of Trust and/or the Subject Property and any and all guaranties of the indebtedness evidenced by the Note or Deed of Trust and with respect to the credit relationship involved therewith; provided, however, that nothing contained herein shall release Bank from its obligation to observe and perform the express terms and condition binding upon Bank under the Agreement.

          As further consideration for the herein release contained, Releasor hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed, and Releasor hereby waives and any all rights and benefits which Releaser now has, or in the future may have, conferred upon Releasor by virtue of the provision of
     Section 1542 of the Civil Code of the State of California which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          In this connection, Releasor hereby agrees, represents, and warrants that it realizes and acknowledges that factual matters now unknown to Releasor may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Releasor further agrees, represents and warrants that his Release has been negotiated and agreed upon in light of that realization and the Releasor nevertheless hereby intents to release, discharge and acquit the Releasees from any such unknown claims which would be Claims if known on the date hereof.

          It is hereby further understood and agreed that the acceptance of delivery of this Release Agreement by Releasees shall not be deemed or construed as an admission of liability by any Releasee, and each Releasee by accepting this Release Agreement expressly denies liability of any nature whatsoever arising from or relating to the subject of this release Agreement.

          Releasor hereby agrees, represents and warrants that Releasor has had advice of counsel of Releasor's own choosing in negotiations for and the preparation of this Release Agreement and that Releasor has had this Release Agreement fully explained by such counsel and is fully aware of its contents and legal effect.

         Releasor hereby agrees that this Release Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

         DATED:  December 2, 1998.


                           LASER PACIFIC MEDIA CORPORATION
                           A Delaware corporation.

                           By:  /s/ Robert McClain
                           Name:  Robert McClain
                           Title:    Chief Financial Officer and Secretary


                           Pacific Video, Inc.,
                           A Delaware corporation and a wholly-owned
                           Subsidiary of LPMC.

                           By:  /s/ Robert McClain
                           Name:  Robert McClain
                           Title:    Chief Financial Officer and Secretary

                            Certification of Counsel

          I have advised the Releasor under the above Release Agreement of the meaning and effect of the provisions of Section 1542 of the California Civil Code and that Releasor, acting as its authorized agents, has voluntarily waived any rights Releasor may have thereunder, as well as under any other statutes or common law principles of similar effect.


                               ________________________________________________
                                       Attorney for Releasor


PLEASE SIGN BELOW IF CERTIFICATION OF COUNSEL IS WAIVED

                               LASER PACIFIC MEDIA CORPORATION
                               A Delaware corporation.

                               By:  /s/ Robert McClain
                               Name:  Robert McClain
                               Title:    Chief Financial Officer and Secretary


                               Pacific Video, Inc.,
                               A Delaware corporation and a wholly-owned
                               Subsidiary of LPMC.

                               By:  /s/ Robert McClain
                               Name:  Robert McClain
                               Title:    Chief Financial Officer and Secretary

                                    EXHIBIT D

                    REAFFIRMATION OF ENVIRONMENTAL INDEMNITY
                       (Discounted Loan Payoff Agreement)

          This Reaffirmation of Environmental Indemnity is made and dated as of December 2, 1998 by the undersigned ("Indemnitor") for the benefit of Bank of America national trust and Savings Association, a notional banking association, as successor in interest by merger to Security Pacific National Bank (the "Bank").

                                                        RECITALS
          A. Indemnitor executed and delivered to the Bank that certain Environmental Indemnity dated May 12, 1989, as amended by a Modified Unsecured Indemnity Agreement dated February 26, 1996 (the "Existing Indemnity").
          B. Pursuant to that certain Discount Loan Payoff Agreement dated as of December 2, 1998, (the "Agreement"), the Bank has agreed to accept a payoff of the loan made to the Co-Borrowers, which loan is secured by the real property which is the subject of the Existing Indemnity on the terms and subject to the conditions set forth more particularly in the Agreement.
          C. One such condition is the requirement that Indemnitor reaffirm the Existing Indemnity.


          Now, therefore, in order to induce the Bank to consummate the transaction contemplated by the Agreement and for other good and valuable consideration, the Indemnitor hereby agrees as follows:

                                    AGREEMENT

          The Existing Indemnity and all of the obligations of Indemnitor and all the rights, powers, remedies of the Bank therein and thereunder shall survive the consummation of the transactions contemplated by the Agreement and shall continue in full force and effect in accordance with its terms.

         Dated as of the day and year first above written.

                                Pacific Video, Inc.,
                                A Delaware corporation and a wholly-owned
                                Subsidiary of LPMC.

                                By:  /s/ Robert McClain
                                Name:  Robert McClain
                                Title:    Chief Financial Officer and Secretary